Q2 2014 Operating Results | August 2014

Safe Harbor Statement

Statements in this presentation that are forward looking involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to be materially different from any future performance that may be suggested in this presentation. Such factors may include, but are not limited to: the ability of the Company to continue to grow revenue; and the Company's ability to continue to achieve positive cash flow given the Company's existing and anticipated operating and other costs. Many of these risks and uncertainties are beyond the Company's control. Reference is made to the discussion of risk factors detailed in the Company's filings with the Securities and Exchange Commission including its reports on Form 10-K and 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Millions

Total Revenue


Q2 2014 Revenue +18%
Millions
$6.2
$6.0
$5.8
$5.6
$5.4
$5.2
$5.0
$4.8
$4.6
$4.4
$6.0
$5.1
2013
2014


2014 YTD Revenue +11%
Millions
$12.6
$12.4
$12.2
$12.0
$11.8
$11.6
$11.4
$11.2
$11.0
$10.8
$10.6
$10.4
$12.3
$11.1
2013
2014

Net Income


Q2 2014 Net Income +54%
Thousands
$800
$700
$600
$500
$400
$300
$200
$100
$0
$470
$725
2013
2014


2014 YTD Net Income +53%
Thousands
$1,800
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
$1,057
$1,619
2013
2014

Earnings Per Share


Q2 2014 Diluted EPS +62%
$0.09
$0.08
$0.07
$0.06
$0.05
$0.04
$0.03
$0.02
$0.01
$0.00
$0.05
$0.08
2013
2014


2014 YTD Diluted EPS +61%
$0.20
$0.18
$0.16
$0.14
$0.12
$0.10
$0.08
$0.06
$0.04
$0.02
$0.00
$0.12
$0.19
2013
2014

FITLIFE BRANDS

Target Operating Results

	3 - 5 Year Targets	2012	2013	Q2 '14
Gross Margin	33% to 37%	36.1%	36.2%	37.6%
Operating Expenses	23% to 28%	25.7%	29.2%	23.9%
Net Margin	6% to 8%	10.3%	6.6%	12.1%

FITLIFE BRANDS

Balance Sheet

	Dec. 2013 (in 000's)	June 2014 (in 000's)	Details
Cash	$3,305	$3,924	
Accounts Receivable	$1,260	$2,502	DSO Target 30 – 45 days
Inventory	$2,753	$3,175	Target 4 to 6 turns
Accounts Payable	$1,205	$1,976	In line with DSOs
Long-term Debt	$2,436	$2,193	5-year term @ 3.6%
Line of Credit	$437	$437	$3 million total line
Equity	$4,809	$6,669	
Inventory turns/DSO	3.0/30	7.6/38	

Net Margin

Net Margin – Target 6% to 8%

- 2Q 2014 – 12.1%
- Consistently within or above targeted range


20.0%
15.0%
10.0%
5.0%
0.0%
-5.0%
-10.0%
-15.0%
-20.0%
Q1 2011 Q2 2011 Q3 2011 Q4 2011 Q1 2012 Q2 2012 Q3 2012 Q4 2012 Q1 2013 Q2 2013 Q3 2013 Q4 2013 Q1 2014 Q2 2014

* 4Q 2012 excludes tax benefit of approximately $700K

FITLIFE BRANDS